SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 March 30, 2001
               (Date of Report (Date of earliest event reported))


                            THE TESSERACT GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Minnesota                      1-11111                  41-1581297
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


        4515 E. Muirwood Drive
           Phoenix, Arizona                                         85048
(Address of Principal Executive Offices)                          (Zip Code)


                                 (480) 940-6300
               (Registrant's telephone number, including area code)



          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     SALE OF EAGAN TESSERACT SCHOOL

     On March 30, 2001, The TesseracT Group, Inc. ("we" or "us") sold certain of our assets to TesseracT of Eagan, Inc., a Minnesota corporation ("TEI"). We made this sale pursuant to the terms of a Purchase and Sale Agreement for personal property, dated March 28, 2001, by and between us and TEI.

     In this transaction, we sold certain of our assets including equipment, real property and goodwill related to our property commonly known as the Eagan TesseracT School. In consideration for the sale of these assets we received $30,000 for the personal property and goodwill. In addition, we paid to TEI $100,000 in consideration for TEI's assumption of certain liabilities connected with the operations of the Eagan TesseracT School.

ITEM 5. OTHER EVENTS.

     As previously disclosed, the TesseracT Group, Inc. and its wholly owned subsidiary, Sunrise Educational Services, Inc. ("Sunrise") filed for reorganization under Chapter 11 of the United States Bankruptcy Code on October 6, 2000. The registrant has not prepared audited or other financial statements since the date of filing of its bankruptcy petition. Therefore, the registrant does not include pro forma financial information reflecting the effect of the asset disposition described herein.

     Monthly Operating Reports for February 2001 as filed with the United States Bankruptcy Court for the District of Arizona for The TesseracT Group, Inc. and Sunrise are attached hereto as Exhibits 99.1 and 99.2.

ITEM 7. FINANCIAL STATEMENTS; EXHIBITS.

     (b) Pro Forma Financial Information

         See Item 5 herein.

     (c) Exhibits

         EXHIBIT NO.
         -----------

            10.1 Purchase and Sale Agreement by and between The TesseracT Group, Inc. and TesseracT of Eagan, Inc., dated March 28, 2001.

            99.1 Monthly Operating Report of The TesseracT Group, Inc. for February 2001.

            99.2    Monthly Operating Report of Sunrise for February 2001.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE TESSERACT GROUP, INC.


Dated: April 9, 2001                     By: /s/ Douglass E. Snell
                                            ---------------------------------
                                            Douglass E. Snell
                                            Controller

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